Exhibit 99.1

CARLOS GHOSN RESIGNS FROM IBM BOARD OF DIRECTORS

                ARMONK, N.Y., April 1, 2005 . . . IBM today announced that Carlos Ghosn, co-chairman, president and chief executive officer of Nissan Motor Company, Ltd., has resigned from the IBM board of directors, effective April 1, 2005.

                Mr. Ghosn informed the IBM board that he is making this decision in light of his broadening responsibilities in May, when he also becomes president and chief executive officer of Renault S.A.  Mr. Ghosn became an IBM director in March 2004.

Contact:	IBM
Edward Barbini, 914/499-6565
barbini@us.ibm.com